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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF GREENBERG TRAURIG]

                                October 3, 2001


India-Sierra Holdings, Inc.
79 5th Avenue
New York, NY 10003

         Re:  India-Sierra Holdings, Inc. Registration on Form S-4
              (No. 333-68402)

Ladies and Gentlemen:

         We are acting as counsel for India-Sierra Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock, par value $0.0001 per share, of the Company, all of which are authorized but heretofore unissued shares, issuable to (a) holders of common stock, par value $0.01 per share, of iXL Enterprises, Inc., a Delaware corporation ("iXL") and (b) holders of common stock, par value $0.0001 per share, of Scient Corporation ("Scient"), pursuant to an Agreement and Plan of Merger, dated as of July 31, 2001 (as amended by Amendment No. 1 to Merger Agreement dated as of October 2, 2001, the "Merger Agreement"), by and among iXL, Scient, the Company, India Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Sierra Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-4 relating to such shares of the Company's common stock. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the "Registration Statement."

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein,


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October 3, 2001
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we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of the Company's common stock registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Merger Agreement) will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ Greenberg Traurig, LLP
                                                     ---------------------------
                                                     Greenberg Traurig, LLP